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                                                                     EXHIBIT 4.3



                                Name of Grantee:   _____________________________

                                Number of Shares:  _____________________________

                                Exercise Price:   _____________________________

                                Date of Grant:    _____________________________



                             SWISS ARMY BRANDS, INC.
                      Non-Incentive Stock Option Agreement
                     Pursuant to the 1996 Stock Option Plan


                              --------------------

               Option granted as of the date set forth above, (hereinafter referred to as the "Date of Grant") by SWISS ARMY BRANDS, INC. (the "Corporation") to the person whose name appears at the head of this Agreement (the "Grantee"):

               1.     The Option.

                      (a) The Corporation hereby grants to the Grantee, effective on the Date of Grant, a stock option (the "Option") to purchase, on the terms and conditions herein set forth, up to the number of shares of the Corporation's fully paid, nonassessable shares of Common Stock, par value $.10 per share, as shall be set forth above (the "Shares"), at the exercise price set forth above.

                      (b)    The Option is granted pursuant to the
Corporation's 1996 Stock Option Plan adopted on February 15, 1996

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and approved by the shareholders of the Corporation on May 16, 1996 (the
"Plan"), a copy of which is delivered herewith by the Corporation and receipt thereof is acknowledged by the Grantee. The Option is subject in its entirety to all the applicable provisions of the Plan which are incorporated herein by reference. The Option is a "Non-incentive Stock Option" within the meaning of
Section 2 of the Plan.

               2. The Purchase Price. The purchase price of the Shares shall be the price per share set forth at the head of this Option Agreement (the "Option Price"), which price is no less than the fair market value of the Shares as of the date of grant.

               3.     Exercise of Option.

                      (a) Except as otherwise provided in the Plan and this Agreement, the Option is exercisable over a period of ten years from the Date of Grant (the "Option Period") in accordance with the following schedule:

                                                       Percent of Shares Subject
            Date                                       to Option Purchasable
            ----                                       -------------------------
From the Date of Grant to the
first anniversary.                                                 25%

From the first anniversary of
the Date of Grant to the second
anniversary.                                                       50%

From the second anniversary of
the Date of Grant to the third
anniversary.                                                       75%



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From the third anniversary of
the Date of Grant to the tenth
anniversary.                                                      100%


The Option may be exercised from time to time during the Option Period as to the total number of Shares allowable under this Section 3(a), or any lesser amount thereof, provided that if this Option is exercisable as to 100 or more shares, then this Option may not be exercised for fewer than 100 shares at any one time, and if this Option is exercisable as to fewer than 100 shares, then this Option may not be exercised to purchase fewer than all of such shares.

                      (b) Not less than fifteen calendar days nor more than thirty calendar days prior to the date upon which all or any portion of the Option is to be exercised, the person entitled to exercise the Option shall deliver to the Corporation written notice (the "Notice") of his or her election to exercise all or a part of the Option, which Notice shall specify the date for the exercise of the Option and the number of Shares in respect of which the Option is to be exercised. The date specified in the Notice shall be a business day of the Corporation.

                      (c) On the date specified in the Notice, the person entitled to exercise the Option shall pay to the Corporation the Option Price of the Shares in respect of which the Option is exercised and the amount of any Federal and state withholding taxes (the "Purchase Price"). The Purchase Price


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shall be paid in full at the time of purchase, in cash or by check or with stock of the Corporation owned by the Grantee for at least six months prior to the date specified in the Notice, the value of which shall be determined in accordance with the Plan. If the Option is exercised in accordance with the provisions of the Plan and this Agreement, the Corporation shall deliver to such person certificates representing the number of Shares or other securities in respect of which the Option is being exercised, which Shares or other securities shall be registered in his or her name.

                      (d) The Grantee acknowledges that the right of the Grantee to exercise the Option shall terminate six months after the first date after issuance of the Option on which the Grantee shall for any reason whatsoever (except for the death of the Grantee) cease to be an employee of the Corporation or any of its Subsidiaries (as defined in the Plan) (such first date on which the Grantee shall cease to be an employee being referred to as the "Vesting Termination Date"), and that during such six month period, Grantee shall have the right to exercise the Option only to the extent that such right had accrued on the Vesting Termination Date; provided, however, that in the event of the death of the Grantee, the right to exercise the Option shall terminate at the time set forth in paragraph (a) of Section 7 hereof, and provided further that this option is not in any event exercisable after the tenth anniversary of the Date of Grant.



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The Grantee and the Corporation acknowledge that neither this Agreement nor the existence of the Option shall directly or indirectly give rise to any obligation on the part of the Grantee or the Corporation in respect of the continued employment of the Grantee nor confer upon the Grantee any of the rights of a shareholder, including, without limitation, the right to inquire with the management of the Corporation and to examine the books and records of the Corporation.

                      (e)    Notwithstanding the provisions of subsection
(a) of this Section 3, in the event of the dissolution, liquidation, merger or consolidation of the Corporation, with or into, or the sale of all or substantially all of its assets to a corporation not controlled by the Corporation immediately prior to such transaction, during the term hereof, the Option shall become immediately exercisable at the election of the Grantee as to all or any part of the Shares not theretofore issued and sold hereunder. The Corporation shall provide the Grantee with at least 30 calendar days notice of the consummation of any of the events referred to in the preceding sentence, during which period the Grantee may so exercise the Option. In such event, if the Option is not exercised prior to the occurrence of such event, the unexercised portion of the Option shall terminate upon the happening of such occurrence. In the event that there shall occur a transaction, other than a merger or sale of assets described above, which, in the judgment of the Stock Option and



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Compensation Committee shall make it impossible or impracticable to carry out the purposes of this Agreement, alternative provisions shall be made so as nearly as possible to carry out the purposes of this Agreement, and this Agreement shall be deemed to have been amended to conform to such provisions.

                      (f) For purposes hereof, the terms "control" and "controlled" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

               4.     Securities Law Matters and Transfer of Shares.

                      (a) The Grantee represents and warrants that he is acquiring this Option and, in the event this Option is exercised, the Shares, for investment, for his or her own account and not with a view to the distribution thereof, and that the Grantee has no present intention of disposing of this Option or the Shares or any interest therein or sharing ownership thereof with any other person or entity.

                      (b) The Grantee agrees that at the time of his or her exercise of the Option, he or she will furnish to the Corporation evidence, upon request, satisfactory to the Corporation, that he or she is an accredited investor as that


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term is defined in Rule 501 of the Regulations pursuant to the Securities Act of
1933, as amended, (the "Act"), or a reasoned opinion of counsel in form and content satisfactory to the Corporation to the effect that the exercise of the Option by the Grantee does not violate any provision of the Act.

                      (c)    Any person acquiring Shares pursuant to
bequest or inheritance shall, as a condition of acquiring the same, execute a document satisfactory to the Corporation agreeing to be bound by all of the restrictions of this Agreement to the full extent that such restrictions would have applied to the Grantee.

                      (d)    The Grantee agrees that regardless of
compliance with the other provisions of this Section 4, he or she will not at any time offer, sell, hypothecate, or otherwise transfer any of the Shares unless either:

                      (i) A registration statement covering the Shares which are to be so offered (and their sale by the transferor thereof) has been filed with the Securities and Exchange Commission pursuant to the Act and such sale, transfer or other disposition is accompanied by a prospectus relating to a registration statement which is in effect under the Act covering the Shares which are to be sold, transferred or otherwise disposed of


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               and meeting the requirements of Section 10 of the Act;
               or

                      (ii) Counsel satisfactory to the Corporation renders a
               reasoned opinion in writing and addressed to the Corporation, satisfactory in form and substance to the Corporation and its counsel, that in the opinion of such counsel such proposed sale, offer, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition.

                      (e) The Grantee acknowledges that (i) the Shares and the Option constitute "securities" under the Act and/or the Securities Exchange Act of 1934, as amended, and/or the Rules and Regulations promulgated under said Acts; (ii) the Shares may be required to be held indefinitely unless subsequently registered under the Act for sale by the transferee or an exemption from such registration is available; and (iii) the Corporation is not under any obligation with respect to the registration of the Shares.

                      (f) The certificate or certificates representing the Shares may have an appropriate legend referring to the restrictions upon transfers set forth herein.


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                      (g)    The Grantee acknowledges that, in the event
of termination of his or her employment with the Corporation, his or her rights to exercise the Options are restricted as set forth in this Agreement and the Plan.

                      (h) The Grantee is advised that the Grantee or the Grantee's legal representative, as the case may be, may be required to make an appropriate representation at the time of any exercise of this Option in form and substance similar to the representations contained herein, relating to the Shares then being purchased.

               5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee's legal representatives.

               6.     Adjustment of Options.

                      (a) The number of Shares issuable upon exercise of this Option, or the amount and kind of other securities issuable in addition thereto or in lieu thereof upon the occurrence of the events specified in
Section 8 of the Plan, shall be determined and subject to adjustment, as the case may be, in accordance with the procedures therein specified.


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                      (b)    Fractional shares resulting from any
adjustment in options pursuant to this section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Corporation to each holder of an option which shall have been so adjusted, and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

               7.     Exercise and Transferability of Option.

                      (a) During the lifetime of the Grantee, this Option is exercisable only by the Grantee and shall not be assignable or transferable by the Grantee, and no other person shall acquire any rights therein.

                      (b) If the Grantee shall die during the Option
Period while in the employ of the Corporation or any of its Subsidiaries as defined in the Plan and shall not have fully exercised the Option, the Option may be exercised, to the extent that the Grantee's right to exercise the Option had accrued at the time of his or her death and had not been previously exercised, by the executor(s) or administrator(s) of the Grantee or by any person(s) who shall have acquired the Option directly from the Grantee by bequest or inheritance, provided that the executor(s), administrator(s), or any person(s) acquiring the Option by bequest or inheritance agrees to all the provisions of this Agreement, but only prior to the first to occur of (i) the


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expiration of the Option Period or (ii) the expiration of the period of one year after the date of the Grantee's death.

               If the foregoing is in accordance with the Grantee's understanding and approved by him or her, he or she may so confirm by signing and returning the duplicate of this Agreement delivered for that purpose.


                                       SWISS ARMY BRANDS, INC.



                                       By
                                         _______________________________________


The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.



                                       _________________________________________
                                       Grantee

Dated: ______________________



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